Exhibit 23.1



             Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-172 and Form S-8 No. 333-342) pertaining to the Vanguard Airlines, Inc. 1994 Stock Option Plan and the Employee Stock Purchase Plan of Vanguard Airlines, Inc. of our report dated February 22, 1999, with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                     /s/ Ernst & Young LLP
                                     Ernst & Young LLP


Kansas City, Missouri
March 29, 1999